UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2025

KINGSTONE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-01665	36-2476480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wood Road Kingston, New York	12401
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (845) 802-7900

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 5, 2025, Kingstone Companies, Inc. (the “Company”) issued a press release announcing that Randy L. Patten will be joining the Company’s management team as its Chief Financial Officer effective as of August 25, 2025 (the “Effective Date”) (the “Press Release”).  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Mr. Patten, age 51, has 28 years of leadership experience in the insurance industry.  He previously served as Vice President, Chief Accounting Officer and Treasurer at NEXT Insurance, Inc. (“NEXT”), a property and casualty insurer. Prior to NEXT, Mr. Patten spent approximately ten years at United Fire Group, Inc. (NASDAQ: UFCS), an insurer and reinsurer, where he held a progression of senior finance roles, including Interim Co-Chief Financial Officer, Controller, and Director of Investor Relations.

Pursuant to an employment agreement entered into between the Company and Mr. Patten, (the “Employment Agreement”), which provides for a term ending August 25, 2028, Mr. Patten will be entitled to receive an annual salary of $400,000, a bonus target equal to 25% of his base salary (with a minimum guaranteed bonus for 2025 of $35,000) and a $200,000 sign-on bonus, payable on the Effective Date.  In addition, pursuant to the Employment Agreement, on the Effective Date, Mr. Patten will be entitled to receive, pursuant to the Company’s 2024 Equity Participation Plan, a $600,000 restricted stock grant which will vest in three annual installments of 25%, 25% and 50%.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated by reference herein.
Item 7.01	Regulation FD Disclosure.

See Item 5.02 above.

The information in the Press Release is being furnished, not filed, pursuant to this Item 7.01. Accordingly, the information in the Press Release will not be subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be deemed incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, or any filing under the Exchange Act, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Current Report on Form 8-K with respect to the Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Press release, dated August 5, 2025, issued by Kingstone Companies, Inc.
	99.2	Employment Agreement, dated July 23, 2025, between Kingstone Companies, Inc. and Randy Patten.
	104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: August 5, 2025	By:	/s/ Meryl Golden
Meryl Golden
Chief Executive Officer and President